EDGAR  EXHIBIT  7
REFERENCE  N-1A  EXHIBIT  (G)
                                                                               7




                               CUSTODIAN AGREEMENT

     This Agreement, dated as of April 1, 1991, is between State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110 ("State Street" or the "Custodian"), and [Fund], on behalf of [Portfolio], having its principal place of business at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814. In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.     Employment  of  Custodian  and  Property  to  be  Held  by  It

     The Portfolio hereby employs State Street as the custodian of its assets, including securities. The Portfolio agrees to deliver to the Custodian all securities and cash now or hereafter owned or acquired, and all payments of income, payments of principal or capital distributions received by it on securities owned by the Portfolio at any given time, and the cash consideration received by it for shares of the Portfolio. The Custodian will not be responsible for any property of the Portfolio held or received by the Portfolio and not delivered to the Custodian.

     Upon receipt of "Proper Instructions" (as defined in Section 4), the Custodian will employ one or more subcustodians located in the United States, but only in accordance with an applicable vote by the Board of Directors/Trustees of the Fund, and provided that the Custodian will have no more or less responsibility or liability to the Portfolio on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian, and further provided that the Custodian will not release the sub-custodian from any responsibility or liability unless mutually agreed upon by the parties in writing.

2.     Duties  of  the  Custodian  with  Respect  to  Property  of the Portfolio

2.1 Holding Securities. The Custodian will hold and physically segregate for the account of the Portfolio all non-cash property other than (a) securities maintained in a clearing agency acting as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (collectively referred to as "Securities System;" see Section 2.10), and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (see Section 2.11).

2.2 Delivery of Securities. The Custodian will release and deliver Portfolio securities held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by mutual agreement of the parties, and only in the following cases:

l)     Sale.  Upon  the sale of and receipt of payment for Portfolio securities;

2) Securities System. In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10;

3) Tender Offer. To the depository agent or other receiving agent in connection with tender or other similar offers for the Portfolio's securities;

4) Redemption by Issuer. To the issuer or its agent when Portfolio securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

5) Transfer to Issuer, Nominee; Exchange. To the issuer or its agent for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to this Agreement or into the name or nominee name of any sub-custodian appointed pursuant to Section l; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units and bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to the Custodian;

6) Sale to Broker or Dealer. Upon the sale of Portfolio securities to the broker or its clearing agent or dealer, against a receipt, for examination in accordance with "street delivery" custom; provided that the Custodian will have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's failure to act in accordance with its duties as set forth in this Agreement.

7) Exchange or Conversion. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization, split-up of shares, change of par value or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

8) Warrants, Rights. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9) Loans of Securities. For delivery in connection with any loans of securities made by the Portfolio, made only against receipt of adequate collateral as agreed on from time to time by the Custodian and the Portfolio.
Loans may be in the form of cash, obligations issued by the United States government, its agencies or instrumentalities, or such other property as mutually agreed by the parties, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral, unless the Custodian fails to act in accordance with its duties set forth in this Agreement;

10) Borrowings. For delivery as security in connection with any borrowings by the Portfolio requiring a pledge of assets by the Portfolio, made only against receipt of amounts borrowed; except, where additional collateral is required to secure a borrowing already made, further securities may be released for that purpose, subject to Proper Instructions;

11) Options. For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation, any registered national securities exchange, any similar organization or organizations, or the Investment Company Act of 1940, regarding escrow or other arrangements in connection with transactions by the Portfolio;

12) Futures. For delivery in accordance with the provisions of any agreement among the Portfolio, the Custodian, and a Futures Commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, any similar organization or organizations, or the Investment Company Act of 1940, regarding account deposits in connection with transactions by the Portfolio;

13) In-Kind Distributions. Upon receipt of instructions from the Portfolio's transfer agent, for delivery to the transfer agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Portfolio's currently effective prospectus and statement of additional information, in satisfaction of shareholder requests for repurchase or redemption;

14) Miscellaneous. For any other proper corporate purpose, made only upon receipt of a certified copy of a resolution of the Board of Trustees signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of the securities will be made.

     In all cases, payments to the Portfolio will be made in cash, by a certified check or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to the Portfolio's Custodian account, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current street custom, or such other form of payment as may be mutually agreed on by the parties, in all such cases collected funds to be promptly credited to the Portfolio.

2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) will be registered (a) in the name of the Portfolio or
(b) in the name of any nominee of the Portfolio or of any nominee of the Custodian assigned exclusively to the Portfolio, unless the Portfolio has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to
Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement will be in "street name" or other good delivery form.

2.4 Bank Accounts. The Custodian will open and maintain a separate bank account or accounts in the name of the Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian will hold in the account(s), in accordance with the provisions of this Agreement, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for the Portfolio may be deposited for the Portfolio's credit in the bank affiliate of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company must be qualified to act as a custodian under the Investment Company Act of 1940. Funds will be deposited by the Custodian in its capacity as Custodian and will be withdrawable by the Custodian only in that capacity.

2.5 Sale of Shares and Availability of Federal Funds. Upon mutual agreement between the Portfolio and the Custodian, the Custodian will, upon the receipt of Proper Instructions, make federal funds available to the Portfolio as of specified times agreed upon from time to time by the Portfolio and the Custodian in the amount of checks received in payment for shares of the Portfolio which are deposited into the Portfolio's account.

2.6 Collection of Income, Dividends. The Custodian will collect on a timely basis all income and other payments with respect to registered securities held to which the Portfolio is entitled either by law or pursuant to custom in the securities business. The Custodian will also collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent. The Custodian will credit all such income or other payments, as collected, to the Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian will detach and present for payment all coupons and other income items requiring presentation as and when they become due and will collect interest when due on securities held pursuant to this Agreement. The Custodian will also receive and collect all stock dividends, rights and other items of like nature as and when they become due or payable. Income due the Portfolio on securities loaned pursuant to the provisions of Section 2.2(10) will be the responsibility of the Portfolio; the Custodian will have no duty or responsibility in connection with loaned securities other than to provide the Portfolio with such information or data as may be necessary to assist the Portfolio in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.7 Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by mutual agreement of the parties, the Custodian will pay out monies of the Portfolio in the following cases only:

l) Purchases. Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose in accordance with Section 2.9 of this Agreement) registered in the name of the Portfolio or in the name of a nominee of the Portfolio or of the Custodian referred to in Section 2.3 of this Agreement, or in other proper form for transfer; (b) in the case of a purchase effected through a Securities
System, in accordance with the conditions set forth in Section 2.10 of this Agreement; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; or (d) in the case of repurchase agreements entered into between the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio. All coupon bonds accepted by the Custodian must have the coupons attached or must be accompanied by a check payable on coupon payable date for the interest due on that date.

2) Exchanges. In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3) Redemptions. For the redemption or repurchase of shares issued by the Portfolio as set forth in this Agreement;

4) Expense and Liability. For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Portfolio whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5) Dividends. For the payment of any dividends or other distributions to shareholders declared by the Portfolio;

6) Short Sale Dividend. For payment of the amount of dividends received in respect of securities sold short;

7) Loan. For repayment of a loan upon redelivery of pledged securities and upon surrender of the note(s), if any, evidencing the loan;

8) Miscellaneous. For any other proper purpose upon receipt of a certified copy of a resolution of the Board of Trustees signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Where payment for Portfolio securities is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Portfolio to so pay in advance, the Custodian will be absolutely liable to the Portfolio for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. At its discretion, the Custodian may at any time appoint (and may at any time remove) any other bank or trust company qualified to act as a custodian under the Investment Company Act of 1940 as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent will not relieve the Custodian of its responsibilities or liabilities under this Agreement.

2.10 Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain Portfolio securities in a Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

l) Account of Custodian. The Custodian may keep Portfolio securities in a Securities System provided that such securities are represented in an account of the Custodian in the Securities System that does not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2) Records. The Custodian's reocrds, with respect to Portfolio securities maintained in a Securities System, must identify by book entry those securities belonging to the Portfolio;

3)     Payment/Delivery.

(a) Subject to Section 2.7 (Payment of Portfolio Monies), the Custodian will pay for Portfolio securities upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio.

(b) Subject to Section 2.2 (Delivery of Securities), the Custodian will transfer Portfolio securities upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Custodian's account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio.

(c) Copies of all advices from the Securities System of transfers of Portfolio securities will identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Portfolio at its request. The Custodian will furnish daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio;

4) Reports. The Custodian will provide the Portfolio with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System, and further agrees to provide the Portfolio with copies of any documentation it has relating to its arrangements with the Securities Systems as set forth in this Agreement or as otherwise required by the Securities and Exchange Commission or any other regulatory agency or organization;

5) Indemnification. Anything to the contrary in this Agreement notwithstanding, the Custodian will be liable to the Portfolio for any loss or expense, including reasonable attorneys fees, or damage to the Portfolio resulting from use of the Securities System by reason of any failure by the Custodian, its agents, or any employee or agent of the Custodian or agent, or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Portfolio, it will be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as aconsequence of any such loss, expense or damage if and to the extent that the Portfolio has not been made whole for any such loss, expense or damage.

2.11 Portfolio Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by the Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

l) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account of the Custodian in the Direct Paper System that does not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

3) The records of the Custodian with respect to securities of the Portfolio that are maintained in the Direct Paper System will identify by book entry those securities belonging to the Portfolio;

4) The Custodian will pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian will transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

5) The Custodian will furnish the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and will furnish to the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

6) The Custodian will provide the Portfolio with any report on its system of internal accounting control as the Portfolio may reasonably request from time to time;

2.12 Segregated Account. The Custodian will, upon receipt of Proper Instructions, establish and maintain a segregated account or accounts for and on behalf of the Portfolio, into which may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
Section 2.10 of this Agreement; (i) in accordance with the provisions of any agreement among the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any Futures Commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release, rule or policy, of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes upon receipt of a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Portfolio and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13 Ownership Certificates for Tax Purposes. The Custodian will execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments for Portfolio securities and in connection with transfers of such securities.

2.14 Proxies. If the securities are registered other than in the name of the Portfolio or a nominee of the Portfolio, the Custodian will cause all proxies promptly to be executed by the registered holder of such securities, without indication of the manner in which such proxies are to be voted, and will promptly deliver to the Portfolio all proxy soliciting materials and all notices relating to such securities.

2.15 Communications Relating to Portfolio Securities. The Custodian will transmit promptly to the Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the Portfolio securities by the Custodian, an agent appointed under Section 2.9, or subcustodian appointed under Section 1. With respect to tender or exchange offers, the Custodian will transmit promptly to the Portfolio all written information received by the Custodian, an agent appointed under Section 2.9, or subcustodian appointed under Section 1 from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio will notify the Custodian of such desired action at least 3 business days prior to the time such action must be taken under the terms of the tender, exchange offer, or other similar transaction, and it will be the responsibility of the Custodian to timely transmit to the appropriate person(s) the Portfolio's notice. Where the Portfolio does not notify the Custodian of its desired action within the 3 business day period, the Custodian will use its best efforts to timely transmit the Fund's notice to the appropriate person.

2.16 Reports to Portfolio by Independent Public Accountants. The Custodian will provide the Portfolio, at such times as the Portfolio may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports will be of sufficient scope and in sufficient detail, as may reasonably be required by the Portfolio to provide reasonable assurance that any material inadequacies existing or arising since the prior examination would be disclosed by such examination. The reports must describe any material inadequacies disclosed and, if there are no such inadequacies, the reports will so state.

3.      Payments  for  Redemptions  of  Shares  of  the  Portfolio

     From such funds as may be available for the purpose but subject to the limitations of the Governing Documents of the Portfolio and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian will, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of shares who have delivered to the Transfer Agent a request for redemption of their shares. In connection with the redemption of shares of the Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholder.

     The Custodian will receive payments for Portfolio shares issued or soldfrom the distributor for the Portfolio's shares or from the Transfer Agent of the Portfolio and deposit as received into the Fund's account such payments as are received for Shares of the Portfolio issued or sold from time to time by the Portfolio. The Custodian will provide timely notification to the Portfolio and the Transfer Agent of any receipt by it of payments for shares of the Portfolio.

4.     Proper  Instructions

     "Proper Instructions" means a writing signed or initialled by one or more persons authorized by the Board of Trustees. Each such writing must set forth the specific transaction or type of transaction involved, including a statement of the purpose for which such action is requested, and may be a blanket instruction authorizing specific transactions of a routine nature or occuring repeatedly. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Portfolio will cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund, accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolio's assets.

5.     Actions  Permitted  without  Express  Authority

     In  its  discretion  the  Custodian may, without express authority from the
Portfolio:

l) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments will be accounted for to the Portfolio;

2)     surrender securities in temporary form for securities in definitive form;

3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments on the same day as received; and

4) in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Fund.

6.     Evidence  of  Authority,  Reliance  on  Documents

     The Custodian will not be liable for actions taken pursuant to instructions, notice, request, consent, certificate or other instrument or paper reasonably and in good faith believed by it to be genuine and to have been properly executed by or on behalf of the Portfolio in accordance with Proper Instructions as defined in Section 4 of this Agreement. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Governing Documents of the Fund as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary. So long as and to the extent that it is in the exercise of the standard of care set forth in
Section 11 of this Agreement, the Custodian will not be responsible for the title, validity or genuineness of any property or evidence of tit!e received by it or delivered by it pursuant to this Agreement and will be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

7.     Records,  Inventory

     The Custodian will create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Portfolio under the Investment Company Act of 1940, with particular attention to Section 31 and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures that may be applicable to the Portfolio. All such records will be the property of the Portfolio and will at all times during the regular business hours of the Custodian be open for inspection and audit by duly authorized officers, employees or agents of the Portfolio and employees and agents of the Securities and Exchange Commission, and, in the event of termination of this Agreement, will be delivered in accordance with Section 12 of this Agreement. The Custodian will, at the Portfolio's request, supply the Portfolio with a tabulation of securities owned by the Portfolio and held by the Custodian and will, when requested to do so by the Portfolio and for such compensation as will be agreed upon between the Portfolio and the Custodian, include certificate numbers in such tabulations. The Custodian will conduct a periodic inventory of all securities and other property subject to this Agreement and provide to the Portfolio a periodic reconciliation of the vaulted position of the Portfolio to the appraised position of the Portfolio. The Custodian will promptly report to the Portfolio the results of the reconciliation, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

8.     Opinion  of  the  Portfolio's  Independent  Accountant

     The Custodian will cooperate with the Portfolio's independent public accountants in connection with the annual and other audits of the books and records of the Portfolio and take all reasonable action, as the Portfolio may from time to time request, to provide the necessary information to such accountants for the expression of their opinion without any qualification as to the scope of their examination, including but not limited to, any opinion in connection with the preparation of the Portfolio's Form N-lA, and Form N-SAR or other reports to the Securities and Exchange Commission or state regulatory agency and with respect to any other legal requirements.

9.      Compensation  of  Custodian

     The Custodian will be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Portfolio and the Custodian.

10.  Responsibility  of  Custodian  -  Indemnification

     Reasonable Care - Notwithstanding anything to the contrary in this Agreement, the Custodian will be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but will be kept indemnified by and will be without liability to the Portfolio for any action taken or omitted by it in good faith without negligence.

     Notice to Portfolio - In order for the indemnification provision contained in this Section to apply, it is understood that if in any case the Portfolio may be asked to indemnify or hold the Custodian harmless, the Portfolio will be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Portfolio promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Portfolio.

     Defense of Custodian - The Portfolio will have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Portfolio so elects, it will so notify the Custodian, and thereupon the Portfolio will take over complete defense of the claim and the Custodian will in such situation initiate no further legal or other expenses for which it will seek indemnification under this Section. The Custodian will in no case confess any claim or make any compromise in any case in which the Portfolio will be asked to indemnify the Custodian except with the Portfolio's prior written consent. Nothing in this Section will be construed to limit any right or cause of action on the part of the Custodian under this Agreement which is independent of any right or cause of action on the part of the Portfolio. The Custodian will be entitled to rely on and may act upon advice of counsel (who may be counsel for the Portfolio or such other counsel as may be agreed to by the parties) on all matters, and will be without liability for any action reasonably taken or omitted pursuant to such advice.

     If the Portfolio requires the Custodian to take any action with respect to securities that involves the payment of money, or that may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Portfolio being liable for the payment of money or incurring liability of some other form, the Portfolio, as a prerequisite to requiring the Custodian to take such action, will indemnify the Custodian in an amount and form satisfactory to it.

     If the Portfolio requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee incurs or is assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except as may arise from the Custodian's or its agent's negligent action or omission, or willful misconduct, any property held for the account of the Portfolio will serve as security. If the Portfolio fails to repay the Custodian promptly, the Custodian will be entitled to use available cash and to dispose of the Portfolio's assets to the extent necessary for reimbursement. If the Custodian exercises this option, it must give the Portfolio reasonable notice so as to enable the Portfolio to repay the cash or securities advanced. Such notice will not preclude the Custodian from asserting any lien under this provision.

11.     Effective  Period,  Termination  and  Amendment

     This Agreement will become effective as of its execution, and will continue in force until terminated as provided in this Section. It may be amended at any time by mutual agreement of the parties, and may be terminated by either party with 60 days written notice. The Portfolio may, by action of the Fund's Board of Trustees, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     In the event the Agreement terminates, the Portfolio will pay the Custodian whatever compensation is due as of the date of the termination, and will reimburse the Custodian for costs, expenses and disbursements incurred in connection with termination, but only to the extent the Portfolio gives prior approval for the expenditures. Approval will not be unreasonably withheld.

12.     Successor  Custodian

     If a successor custodian is appointed by the Board of Trustees of the Fund, the Custodian will, upon termination, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties then held by it pursuant to this Agreement, and will transfer to an account of the successor custodian all of the Portfolio's securities held in a Securities System. The Custodian will use its best efforts to assure that the successor custodian will continue any subcustodian agreement entered into by the Custodian and any subcustodian on behalf of the Portfolio.

     If no successor is to be appointed, the Custodian will make the securities, funds and other properties available as above to the Portfolio upon receipt of a certified copy of a vote of the Board of Trustees of the Fund.

     If no written order designating a successor custodian or certified copy of a vote of the Board of Trustees is delivered to the Custodian on or before the effective date of the termination, the Custodian will have the right to make delivery to a bank (as defined in the Investment Company Act of 1940) or trust company of its own selection having aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, which will become the successor custodian under this Agreement.

     In the event the securities, funds and other properties remain in the possession of the Custodian after the termination date due to failure by the Portfolio to procure the certified copy of the appropriate vote of the Board of Trustees, the Custodian will be entitled to fair compensation for its services during the period during which it retains possession of the property, and the provisions of this Agreement relating to the duties and obligations of the Custodian will remain in full force.

     If during the term of this Agreement the Portfolio is liquidated pursuant to law, the Custodian will distribute the remaining assets of the Portfolio after satisfying all expenses and liabilities of the Portfolio. Such distributions will be pro rata among the Portfolio's shareholders as certified by the Transfer Agent, and will be in cash or, if the Portfolio so orders, in portfolio securities. Section 10 (Responsibility of Custodian) will survive any termination of this Agreement.

13.     Interpretive  and  Additional  Provisions

     In connection with the operation of this Agreement, the Custodian and the Portfolio may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions will be in a writing signed by both parties and will be annexed to th is Agreement. No interpretive or additional provisions will contravene any applicable federal or state regulations or any provision of the Governing Documents of the Portfolio, nor will they be deemed amendments to this Agreement.

14.     Notice

     Notice will be considered sufficient if sent by registered or certified mail, or by such other means as the parties agree, to the other party at the address set forth above or at any other address specified in writing and delivered to the other party.

15.     Bond

     The Custodian will, at all times, maintain a bond issued by a reputable fidelity insurance company authorized to do business in the place where the bond is issued. The bond will be issued against larceny and embezzlement, and will cover each officer and employee of the Custodian who may, singly or jointly with others, have access to securities or funds of the Portfolio, either directly or through authority to receive and carry out any certificate instruction, order request, note or other instrument required or permitted by this Agreement. The Custodian agrees that it will not cancel, terminate or modify the bond so as to affect adversely the Portfolio, except after written notice to the Portfolio not less than 10 days prior to the effective date of such cancellation, termination or modification. The Custodian will furnish to the Portfolio a copy of each such bond and each amendment thereto.

16.     Confidentiality

     The Custodian agrees to treat all records and other information relative to the Portfolio and its prior, present or future shareholders as confidential, and the Custodian, on behalf of itself and its employees, agrees to keep confidential all such information except when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio. If requested to divulge confidential information, the Custodian will not release the information until it notifies the Portfolio in writing and receives approval in writing from the Portfolio. Approval by the Portfolio will not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply.

17.     Exemption  from  Liens

     The securities and other assets held by the Custodian for the Portfolio will be subject to no lien or charge of any kind in favor of the Custodian or any person claiming through the Custodian, but nothing herein will be deemed to deprive the Custodian of its right to invoke any and all remedies available at law or equity to collect amounts due it under this Agreement. Neither the Custodian nor any subcustodian appointed pursuant to Section 1 of this Agreement will have any power or authority to assign, hypothecate, pledge or otherwise dispose of any securities held by it for the Portfolio, except upon the direction of the Portfolio, duly given as herein provided, and only for the account of the Portfolio.

18.     Massachusetts  Law  to  Apply

     This Agreement will be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

19.     Governing  Documents

     The term "Governing Documents" refers to the Fund's Agreement of Trust, By-Laws and Registration Statement filed under the Securities Act of 1933, as amended from time to time with regard to the Portfolio.

20.     Directors  and  Trustees

     Neither the holders of shares in the Portfolio nor any Directors or Trustees of the Fund will be personally liable hereunder.

21.     Massachusetts  Business  Trust

     With respect to the Portfolio which is a party to this Agreement and which is organized as a Massachusetts business trust, the term Fund means and refers to the trustees serving under the applicable trust agreement. It is expressly agreed that the obligations of the Trust under this Agreement will not be binding on any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property.

22.     Successors  of  Parties

          This Contract will be binding on and will inure to the benefit of the Portfolio and the Custodian and their respective successors.


     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be affixed hereunder as of the dates indicated below.


                              [FUND]



Attest:          By:





                              STATE  STREET  TRUST  COMPANY



Attest:                              By